SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF

                           THE SECURITIES ACT OF 1934

        Date of Report (Date of earliest event reported): August 24, 2005

                          MANU FORTI GROUP INCORPORATED
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

             Nevada                                         20-0118696
(State or Other Jurisdiction of                  (I.R.S. Employer Identification
        Incorporation)                                          No.)

7770 Regents Road Suite 113-401 San Diego, CA                           92122
   (Address of principal executive offices)                           (Zip Code)

                                (858) 518 - 1387
              (Registrant's telephone number, including area code)

                                (858) 279 - 1799
                 (Registrant's Fax Number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)

                    INFORMATION TO BE INCLUDED IN THE REPORT

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

                   SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

Statements in this Current Report on Form 8-K regarding the proposed transaction, the expected completion of the transaction, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and other statements about expectations, beliefs, goals and plans constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words "believes," "plans," "anticipates," "expects," "estimates" and similar expressions) should be considered to be forward- looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including the ability to consummate the proposed transaction due to the failure to obtain stockholder approval or the failure to satisfy other conditions to the closing of the proposed transaction, the ability to recognize the benefits of the transaction, intense competition in UpSnap's industry, changes in government regulation, failure to manage the integration of UpSnap and Manu Forti, and other risks that are described in Manu Forti's Annual Report on Form 10-K for the year ended March 31, 2005, as amended, and its quarterly report on Form 10-Q for the quarter ended June 30, 2005. In addition, any forward-looking statements represent Manu Forti's estimates only as of today and should not be relied upon as representing Manu Forti's estimates as of any subsequent date. Manu Forti disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this release, except as required by law.

Item 1.01. Entry into a Material Definitive Agreement

On August 24, Manu Forti Group, Inc., a corporation formed under the laws of the State of Nevada (the "Company"), and UpSnap, Inc., a Nevada company ("UpSnap") and the stockholders of UpSnap entered into a binding letter of intent ("LOI") providing for the acquisition of Manu Forti (the "Acquisition") from the UpSnap Stockholders.

The LOI contemplates an acquisition under the terms of which the Company will issue 9 million shares of its common stock to the UpSnap Stockholders in consideration for 100% of the UpSnap Shares. Assuming the issuance of 9 million shares of common stock of the Company to the UpSnap Stockholders, the holders of the shares of the Company's common stock prior to the transaction will retain approximately 26% of the equity of the Company subsequent to the transaction.

UpSnap, Inc. is privately held leading provider of mobile search, which includes Free 411 and mobile comparison shopping. The company is dedicated to bridging the gap between the Internet and cell phones with real solutions that leverage the built-in SMS capabilities of the more than 160 million text-enabled cell phones in the U.S. UpSNAP!'s patent-pending technology combines unique wireless search, VoIP and natural language commands to deliver premium services to mobile phones. The company has headquarters in San Francisco, Calif.

Consummation of the transaction is subject to a number of conditions, including:

o     The execution of a definitive agreement;
o The delivery to the Company of fully executed releases by all UpSnap to the effect that no such UpSnap Stockholder is owed any form of payment or other obligation by UpSnap in addition to the terms set forth in the binding LOI;
o     Completion of a satisfactory due diligence investigation by both parties;
o The entry into certain employment agreements by and among the Company and certain stockholders of UpSnap; and
o Definitive approval by the board of directors of the Company of the Purchase Agreement and all transactions and developments contemplated thereby.

There can be no assurance that the transaction contemplated by the Purchase Agreement will be consummated on a timely basis, if at all.

Item 8.01. Financial Statements and Exhibits

(c ) Exhibits

2.1 Letter of Intent, dated as of August 24, 2005, by and among Manu Forti Group, Inc. and UpSnap Inc.

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Dated: August 29, 2005
                                        MANU FORTI GROUP INCORPORATED


                                        /s/ Todd M. Pitcher
                                        ------------------------------------
                                        Todd M. Pitcher
                                        Acting President, Director and Chief
                                        Financial Officer and Principal
                                        Accounting Officer
                                        (Authorized Officer of the Registrant)